UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 13, 2016

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 13, 2016, our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) completed the sale of 5,147,059 shares of its Series A common stock, $0.0001 par value per share ("Asterias Common Stock"), and warrants to purchase 2,959,559 shares of Asterias Common Stock, through an underwritten public offering (the “Offering”). Asterias received approximately $16.2 million in proceeds from the Offering, after deduction of underwriting discounts, commissions and other expenses of the Offering.

Pursuant to the Underwriting Agreement with the underwriters of the Offering, Asterias granted the underwriters a 30-day option to purchase up to an additional 772,059 shares of Asterias Common Stock at a price of $3.1527 per share to cover over-allotments, if any.

Broadwood Partners, L.P. purchased 2,058,823 shares of Asterias Common Stock and 1,029,412 warrants in the Offering.  Neal C. Bradsher, a director of BioTime, is the President, of Broadwood Capital, Inc., the investment adviser of Broadwood Partners, L.P. Broadwood Partners, L.P. beneficially owns more than 5% of the outstanding common shares of BioTime and as a result of its purchase of Asterias Common Stock and warrants in the Offering beneficially owns more than 5% of the outstanding Asterias Common Stock.

As a result of the sale of Asterias Common Stock in the Offering and the issuance of 708,333 shares of Asterias Common Stock upon the exercise of certain stock options by a former Asterias executive, as of May 13, 2016, BioTime owns 48.8% of the outstanding shares of Asterias Common Stock. Because BioTime’s ownership percentage in Asterias has decreased to below 50%, we no longer have a controlling financial interest in Asterias and will deconsolidate Asterias’ financial statements and results of operations from BioTime (the “Deconsolidation”), effective May 13, 2016, in accordance with Accounting Standards Codification, or ASC, 810-10-40-4(c), Consolidation.  Beginning on May 13, 2016, we will account for the retained noncontrolling investment in Asterias under the equity method of accounting and may elect the fair value option under ASC 825-10, Financial Instruments, with all changes in fair value of the investment recognized in our consolidated statements of operations, if elected.

We have included as exhibits to this Report unaudited pro forma condensed combined balance sheet as of March 31, 2016, derived from our latest condensed consolidated balance sheet filed in our quarterly report on Form 10-Q, the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015.  The pro forma statements of operations give effect to the Deconsolidation as if the Deconsolidation had occurred on January 1, 2015.

Item 9.01 Financial Statements and Exhibits

(a)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as at March 31, 2016

Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2016

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year-Ended December 31, 2015

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(b)	Exhibits

Exhibit Number	Description
99.1	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: May 19, 2016	By	/s/ Russell Skibsted
Chief Financial Officer

Exhibit Number	Description
99.1	Pro Forma Financial Statements